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                                                               EXHIBIT 10(a)(11)

                                SECOND AMENDMENT
                              UTILICORP UNITED INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         THIS AMENDMENT is made this 29th day of November, 2000, by UtiliCorp United Inc. ("UCU").

         WHEREAS, UCU adopted the UtiliCorp United Inc. Supplemental Executive Retirement Plan (the "Plan") (formerly known as the UtiliCorp United Inc. Excess Benefit Plan) effective as of July 1, 1986, to provided specified benefits to a select group of management and highly compensated employees; and

         WHEREAS, UCU reserved the right to amend the Plan from time to time in its discretion; and

         WHEREAS, UCU amended and restated the Plan in its entirety effective as of January 1, 1998 (the "Restated Plan") and further amended the Restated Plan by adoption of the first amendment thereto dated August 4, 1998; and

         WHEREAS, UCU now desires to further amend the Restated Plan in the manner set forth below.

         NOW, THEREFORE, effective as of the day and year first written above, the Plan is amended by adding a new Article X to read as follows:

                                ARTICLE X - TRUST

         10.01    TRUST.

                  (a) CONTRIBUTION. Notwithstanding Section 9.01, each Employer may transfer to the trust created pursuant that certain Executive Benefit Security Trust Agreement dated as of January 1, 1997 by and between the Company and the trustee named therein (hereinafter referred to as the "Trust"), such assets as the Employer determines, in its sole discretion, are necessary to fund the Trust in accordance with an actuarial funding method and actuarial assumptions designed, in the reasonable judgment of an actuary appointed by the Company, to replicate the funding policy followed with respect to the Retirement Income Plan.

                  (b) CONTRIBUTION FOLLOWING CHANGE OF CONTROL. Notwithstanding
                  Section 10.01(a) above, in the event of a Change of Control, the Company shall as soon as administratively possible, but in no event later than ten (10) days following such Change of Control, make an irrevocable contribution to the Trust, in cash or other readily marketable property acceptable to the Trustee, equal to the sum of (i) an amount which, when added to the fair market value of the assets then held in the Trust which are attributable to this Plan, shall cause the fair market value of such assets to equal the actuarially determined present value of the benefits payable under the Plan as of the date of such Change of Control, and (ii) an amount equal

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                  to a reasonable estimate of the present value of the
                  administrative, Trustee's, legal and consulting fees to be incurred during the life of the Trust on and after the Change of Control. The amount of the Company's contribution paid or payable to the Trust pursuant to the foregoing shall be determined by a Benefits Consultant (as defined in the Trust) appointed by the Company.

         10.02 INTERRELATIONSHIP OF THE PLAN AND THE TRUST. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

         10.03 DISTRIBUTIONS FROM THE TRUST. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Plan.



         IN WITNESS WHEREOF, this Amendment is adopted as of the day and year first written above.

                                            UTILICORP UNITED INC.


                                            By:      /s/   Dale J. Wolf

                                            Title:   Vice President/Finance

ATTEST:

By:      /s/   Nancy J. Browning

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